                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement

    / /  Definitive Proxy Statement

                                    CNET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        BOARD OF DIRECTORS OF CNET, INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total Fee Paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

-------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  CNET, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

     As a stockholder of CNET, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of the Company, 150 Chestnut Street, San Francisco, California 94111, on Wednesday, May 20, 1998, at 9:00 a.m., local time, for the following purposes:

     1.   To elect two Class II Directors for a three-year term;

     2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.0001 par value per share (the "Common Stock"), from 25,000,000 shares to 50,000,000 shares;

     3. To approve an amendment to the CNET, Inc. 1997 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance under such plan;

     4. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998; and

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on April 10, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                     By Order of the Board of Directors


                                     SHELBY W. BONNIE,
                                     EXECUTIVE VICE PRESIDENT, CHIEF OPERATING
                                     OFFICER AND SECRETARY
San Francisco, California
April 27, 1998

                            YOUR VOTE IS IMPORTANT.
                    PLEASE EXECUTE AND RETURN PROMPTLY THE
       ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED HEREIN.

                                  CNET, INC.
                                 150 Chestnut
                       San Francisco, California  94111

                                 -------------

                                PROXY STATEMENT

                                 -------------

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

                                 -------------

TO OUR STOCKHOLDERS:

     This Proxy Statement is furnished to stockholders of CNET, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company, 150 Chestnut Street, San Francisco, California 94111, on Wednesday, May 20, 1998, at 9:00 a.m., local time, or at any adjournment or adjournments thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on April 10, 1998 (the "Record Date"). This Proxy Statement and the enclosed proxy card are being sent or given to stockholders on or about April 27, 1998.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote with respect to the election of directors, the approval of an amendment to the Company's Certificate of Incorporation (the "Charter Amendment") to increase the number of authorized shares of the Company's common stock, $.0001 par value per share (the "Common Stock"), the approval of an amendment to the CNET, Inc. 1997 Stock Option Plan (the "1997 Plan") to increase the number of shares of Common Stock authorized for issuance thereunder (the "Plan Amendment"), the ratification of the Company's independent auditors, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to
(a) vote in favor of or to withhold voting for each nominee for the Board, (b) vote for or against each proposal to be considered at the Annual Meeting, or
(c) abstain from voting on any proposal other than the election of directors. The election of directors will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. The Charter Amendment must be approved by holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date. In order for options granted under the 1997 Plan in excess of 1,000,000 shares to qualify as incentive stock options ("ISOs") under applicable tax law, and in order for any expense associated with the exercise of non-qualified options by executive officers of the Company to be fully deductible by the Company for federal income tax purposes, the Plan Amendment must be approved by holders of a majority of the shares of Common Stock issued and outstanding as of the Record Date. In all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by holders of the Common Stock is required to take stockholder action.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. A broker nonvote will have the same effect as a vote against the Charter Amendment and the Plan Amendment and will have no effect on the outcome of any other vote of the stockholders. Stockholders are urged to sign the accompanying proxy card and return it promptly.

     When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Halsey M. Minor, Shelby W. Bonnie and Douglas N. Woodrum. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted (a) for the election of the two nominees for Class II Director, (b) for the Charter Amendment, (c) for the Plan Amendment, (c) for the ratification of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1997, and (e) at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment of the Annual Meeting in the manner specified.

     Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

     The total issued and outstanding shares of common stock, $.0001 par value per share (the "Common Stock"), as of April 10, 1998 consisted of 14,871,913 shares.

                   MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS

     Two persons, John C. "Bud" Colligan and William Savoy, each of whom is currently a Class II Director, are proposed to be re-elected as Class II Directors at the Annual Meeting. If elected, each of these directors will hold office until the annual meeting of stockholders in the year 2001 or until his successor is duly elected and qualified. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting by holders of the Common Stock. All nominees have consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any of the nominees will be unable to serve.

     Other nominations for election to the Board may be made by the Board, a nominating committee appointed by the Board or by any stockholder that has been the beneficial owner of at least $1,000 of Common Stock for at least one year. Nominations made by stockholders for next year's annual meeting must be made by written notice, certified mail, return-receipt requested and received by the Secretary of the Company by December 23, 1998. For information regarding each of the nominees for Class II Director, see "Management".

                  THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL 2 - APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON
             STOCK

     The Board has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 50,000,000 shares.

     The additional Common Stock to be authorized by adoption of the Charter Amendment would have rights identical to the currently outstanding Common Stock. Adoption of the Charter Amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The Common Stock has no preemptive rights. If the Charter Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of the State of Delaware.

     If the Charter Amendment is approved, the increased number of authorized shares of Common Stock will be available for issuance, from time to time, for such purposes and consideration, and on such terms, as the Board may approve and no further vote of the stockholders of the Company will be sought, except as required by applicable law or by the rules of the Nasdaq Stock Market. Management believes that the limited number of currently authorized but unissued shares of Common Stock unduly restricts the Company's ability to respond to business needs and opportunities. The availability of additional shares of Common Stock for issuance will afford the Company flexibility in the future by increasing the number of authorized but unissued shares of Common Stock available for possible acquisitions, financing requirements, stock splits and other corporate purposes. The Company has no definite plans for the use of the Common Stock for which authorization is sought.

     Pursuant to the requirements of the Nasdaq Stock Market, on which the Common Stock is traded, stockholder approval is required (in addition to the initial authorization of the shares) for the issuance of Common Stock (or securities convertible into Common Stock) under certain circumstances. These circumstances include the issuance in connection with an acquisition of a number of shares equal to or in excess of 20% of the number of shares outstanding before such issuance, the adoption of certain types of stock option or purchase plans or other arrangements in which stock may be acquired by officers or directors of the Company and certain issuances that would result in a change of control of the Company.

     The existence of additional authorized shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

     As of April 10, 1998, 14,871,913 shares of Common Stock were outstanding, and the Board had reserved an aggregate of 4,608,203 additional shares for future issuance, consisting of the following: (a) 666,700 shares reserved for issuance upon exercise of outstanding warrants; (b) 1,442,128 shares reserved for issuance upon exercise of outstanding options granted under the 1994 CNET, Inc. Stock Option Plan (the "1994 Plan"); and (c) 999,375 shares reserved for issuance upon exercise of outstanding stock options granted under the 1997 Plan (without giving effect to the Plan Amendment), of which options to purchase 743,056 shares were outstanding as of April 10, 1998. An additional 1,500,000 shares were reserved for issuance under the 1997 Plan in connection with the Board's adoption of the Plan Amendment. As a result, the Company currently has 5,519,884 authorized but unissued and unreserved shares of Common Stock available for future issuance.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock will be required to approve the Charter Amendment. As a result, abstentions and broker non-votes will have the same effect as votes against this proposal.

                       THE BOARD RECOMMENDS A VOTE "FOR"
                     THE CHARTER AMENDMENT TO INCREASE THE
                 NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL THREE - APPROVAL OF THE PLAN AMENDMENT

     THE 1997 PLAN

     GENERAL. Effective as of April 16, 1997, the Board adopted the CNET, Inc. 1997 Stock Option Plan, which was approved by the Company's stockholders at the Company's annual meeting held May 22, 1997. The purpose of the 1997 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company. The 1997 Plan provides for the grant of stock options ("Options") to certain directors and to officers, employees and consultants of the Company and its subsidiaries. The 1997 Plan is administered by the Compensation Committee of the Board or by the Board as a whole.

     ADMINISTRATION OF THE 1997 PLAN. The Board or the Compensation Committee administers the 1997 Plan and has authority to select the participants that are granted Options, based on its own determinations and the recommendations of management with respect to the contributions of each participant to the success of the Company. The Board or the Compensation Committee also has authority to terminate the 1997 Plan or to accelerate the vesting of Options, to determine the nature, extent, timing, exercise price, vesting and duration of Options, to prescribe all other terms and conditions consistent with the 1997 Plan, to interpret the 1997 Plan, to establish any rules or regulations relating to the 1997 Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the 1997 Plan.

     GRANT OF OPTIONS. The Board or the Compensation Committee may grant nonqualified stock options or incentive stock options (ISOs) to purchase shares of Common Stock; provided that, if the Compensation Committee does not consist entirely of non-employee directors, then grants of Options to officers, directors, and ten percent stockholders must be approved by the Board as a whole. The grant of Options will be evidenced by option agreements containing such terms and provisions as are determined and approved by the Board or the Compensation Committee, including, but not limited to, the term of the Option, vesting of the Option, and the exercise price of the Option. The Option exercise price may be paid in cash, or, at the Company's option, in shares of Common Stock. In no event may any optionee be granted Options to purchase more than the total number of shares authorized for issuance under the 1997 Plan (2,500,000 shares) during any calendar year. Options that lapse or are cancelled or forfeited continue to count against this limit, and a repriced Option is treated as if it had been cancelled and a new Option granted.

     OPTION EXPIRATION AND TERMINATION. Subject to the expiration and termination provisions of individual option agreements, ISOs expire ten years after the date of grant or, if held by a ten percent stockholder, ISOs expire five years after the date of grant. The expiration and termination periods of nonqualified stock options are determined by the Board or the Compensation Committee and set forth in the individual Option agreements. Subject to the expiration and termination provisions of individual option agreements, if a participant dies or becomes disabled, all vested Options may be exercised at any time within one year (or the remaining term of the Option, if less). If a participant ceases to be a Company employee for any other reason, he or she must exercise any vested Options within ninety days (or the remaining term of the Option, if less).

     AMENDMENTS TO THE 1997 PLAN. The Board of Directors may amend or discontinue the 1997 Plan at any time, subject to certain restrictions set forth in the 1997 Plan. Pursuant to this authority, on April 15, 1998, the Board approved and adopted the Plan Amendment, which increased the number of shares of Common Stock authorized for issuance under the 1997 Plan from 1,000,000 shares to 2,500,000 shares. The Board could amend the 1997 Plan in the future to increase further the number of shares reserved for issuance thereunder. Except in limited circumstances, no amendment or discontinuation of the 1997 Plan may adversely affect any previously granted Option award without the consent of the recipient thereof.

     FEDERAL INCOME TAX CONSEQUENCES. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving Options. In addition, the following description does not address specific tax consequences applicable to an individual participant who receives an ISO and does not address special rules that may be applicable to directors and officers.

     Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an Option.

     When a non-qualified stock option granted pursuant to the 1997 Plan is exercised, the employee generally will realize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction in the year the Option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a non-qualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the optionee's taxable income resulting from the exercise of such option. The holding period for determining the maximum tax rate applicable to gain on such disposition begins on the date on which the optionee acquires the Common Stock.

     An employee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

     REASONS FOR PROPOSAL

     GENERAL. The 1997 Plan is designed to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company. The Company is recommending the Plan Amendment in order to ensure that sufficient shares are available under the 1997 Plan to reward and motivate existing employees and to attract new employees in the future, particularly in light of the rapid growth experienced by the Company.

     SHARES ISSUABLE UNDER THE 1997 PLAN. A total of 1,000,000 shares of Common Stock were originally authorized and reserved for issuance upon exercise of Options granted under the 1997 Plan, subject to proportionate adjustments in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Board or the Compensation Committee may also provide additional anti-dilution protection to a participant under the terms of such participant's Option agreement. Shares of Common Stock subject to Options that are canceled, terminated or forfeited will again be available for issuance under the 1997 Plan.

     As of April 10, 1998, Options were outstanding under the 1997 Plan to purchase a total of 743,056 shares of Common Stock, and an additional 256,319 shares were available for future grants under the 1997 Plan. In addition, the Company had options outstanding under the 1994 Plan to purchase a total of 1,442,128 shares of Common Stock, and no additional shares were available for future grants under the 1994 Plan.

     At a meeting held on April 15, 1998, the Board of Directors of the Company approved and adopted the Plan Amendment, which increased the number of shares of Common Stock authorized for issuance under the 1997 Plan from 1,000,000 shares to 2,500,000 shares. Following adoption of the Plan Amendment, the Compensation Committee granted Options to purchase an additional __________ shares under the 1997 Plan (the "April 1998 Options"), leaving __________ shares available for future grants. Under the terms of the 1997 Plan, the Plan Amendment did not require the approval of the Company's stockholders, and the grant of the April 1998 Options was not made contingent upon such approval. However, unless the Plan Amendment is approved by holders of a majority of the outstanding shares of Common Stock, any options granted in excess of the 1,000,000 shares originally approved by the Company's stockholders would not be eligible for treatment as ISOs. Consequently, the Board is asking stockholders to approve the Plan Amendment in order to allow the Compensation Committee to grant additional ISOs under the 1997 Plan.

     INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     In considering whether to vote for approval of the Plan Amendment, stockholders should be aware that each of the Company's directors and executive officers will be eligible for Option grants under the 1997 Plan. If the Plan Amendment is not approved by holders of a majority of the outstanding shares of Common Stock, additional Options granted under the 1997 Plan will not be eligible for ISO treatment, which will have negative tax consequences to the recipients of such Options.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE
                                PLAN AMENDMENT

PROPOSAL FOUR - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS.

     KPMG Peat Marwick LLP, independent certified public accountants, served as independent auditors for the Company for the fiscal year ended December 31, 1997 and has reported on the Company's financial statements. The Board, upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998 and recommends that the stockholders ratify this selection. The Board has been advised that KPMG Peat Marwick LLP has no relationship with the Company or its subsidiaries.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

     Stockholder ratification is not required for the selection of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal year 1998 because the Board has responsibility for selection of the Company's independent auditors. The selection is being submitted for ratification with a view toward soliciting the opinion of stockholders, which opinion will be taken into consideration in future deliberations.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   THE RATIFICATION OF KPMG PEAT MARWICK LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 10, 1998 by (a) the "Named Executive Officers" identified under the caption "Executive Compensation and Other Information," (b) each director of the Company, (c) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and (d) all executive officers and directors of the Company as a group.

                                                     AMOUNT AND         PERCENT OF
                                                NATURE OF BENEFICIAL    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP (1)          SHARES
------------------------------------            --------------------    -----------
Halsey M. Minor                                      2,579,488(2)           18.2%
Shelby W. Bonnie                                     2,948,946(3)           19.8
Douglas N. Woodrum                                      12,800                *
Gregory J. Osberg                                           --               --
Robin Wolaner                                               --               --
Jonathan Rosenberg                                      38,752(4)             *
John C. "Bud" Colligan                                  25,000(5)             *
Mitchell Kertzman                                       25,000(5)             *
Douglas Hamilton                                       531,631(6)            3.5
Eric Robison                                         2,822,727(7)           18.8
William Savoy                                        2,822,727(7)           18.8
Kevin Wendle                                            [____](8)
Vulcan Ventures Incorporated                         2,797,727(9)           18.7
Intel Corporation                                      801,253(10)           5.4

All executive officers and directors as a group
  (10 persons)                                      10,130,133(11)          72.0%

------------------------
*  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentages for each person are based on the 14,871,913 shares outstanding at April 10, 1998, plus the total number of outstanding options or warrants held by such person that are exercisable within 60 days of such date. Shares issuable upon exercise of outstanding options and warrants, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.
     Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(2) Includes 120,000 shares held by a trust for the benefit of Mr. Minor's descendants, as to which he disclaims beneficial ownership.
(3) Includes 8,735 shares held by a trust for Mr. Bonnie's benefit, 66,069 shares held by a partnership controlled by Mr. Bonnie, and 14,700 shares issuable upon exercise of a warrant held by such partnership.
(4) Includes __________ shares subject to options that are exercisable within 60 days.
(5)  Consists of shares subject to options that are exercisable within 60 days.
(6) Includes 144,906 shares held by USA Networks and 361,725 shares subject to the currently exercisable portion of a warrant held by USA Networks, as to which Mr. Hamilton, an officer of USA Networks, disclaims beneficial ownership. Also includes 25,000 shares subject to options that are exercisable within 60 days.
(7) Includes 2,797,727 shares held by Vulcan or issuable upon exercise of warrants held by Vulcan, as to which such director, who serves as an office of Vulcan, disclaims beneficial ownership. See

     Note (10) below. Also includes 25,000 shares subject to options that are exercisable within 60 days. The address of Mr. Robison, Mr. Savoy and Vulcan is 110 110th Avenue, Suite 350, Bellevue, WA 98004.
(8) Includes __________ shares subject to options that are exercisable within 60 days and 700,992 shares held by two trusts as to which Mr. Wendle has voting and dispositive authority.
(9)  Includes 110,250 shares issuable upon exercise of warrants held by Vulcan.
(10) Intel Corporation's address is 2200 Mission College Blvd., Santa Clara, California 95052.
(11) Includes a total of __________ shares subject to options and warrants that are exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1997 were made on a timely basis.

                                  MANAGEMENT

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of April 1, 1998. Their respective backgrounds are described following the table:

       NAME                  AGE             POSITION WITH THE COMPANY
-----------------------      ---   -------------------------------------------------
Halsey M. Minor(3)           33    Chairman of the Board, President, and Chief
                                   Executive Officer
Shelby W. Bonnie(1)          33    Executive Vice President, Chief Operating
                                   Officer, Secretary and Director
Douglas N. Woodrum(3)        40    Executive Vice President, Chief Financial
                                   Officer and Director
Gregory J. Osberg            40    President of Sales and Marketing
Robin Wolaner                43    Executive Vice President of Technology Publishing
Jonathan Rosenberg           46    Executive Vice President of Technology
John C. "Bud" Colligan(2)    43    Director
Douglas Hamilton(1)          58    Director
Mitchell Kertzman(3)         49    Director
Eric Robison(1)              38    Director
William Savoy(2)             33    Director
Kevin Wendle(2)              39    Director

--------------------------
(1)  Class I Director (term expires in 2000)
(2)  Class II Director (term expires at the Annual Meeting)
(3)  Class III Director (term expires in 1999)

     HALSEY M. MINOR founded CNET in December 1992 and has served as Chairman of the Board, President and Chief Executive Officer since that time. From October 1991 until founding CNET, Mr.

Minor was employed by Russell Reynolds Associates, Inc., an executive search firm, where he worked directly for Russell Reynolds, Jr., the founder, Chairman and Chief Executive Officer. From July 1989 to June 1990, Mr. Minor was the Chief Executive Officer of Global Publishing Corporation, a producer of computer-based multimedia business training applications distributed over computer networks. Prior to founding Global Publishing Corporation, Mr. Minor spent two years working as an investment banker for Merrill Lynch Capital Markets in New York.

     SHELBY W. BONNIE has served as Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of the Company since July 1993. From 1990 until joining the Company in 1993, Mr. Bonnie was a Managing Director of Tiger Management Corporation, a New York based investment managing firm. From 1992 to 1993, Mr. Bonnie also served as a General Partner of Lynx Capital, where he was responsible for oversight of a $90 million private equity fund. From 1986 to 1988, Mr. Bonnie worked as a financial analyst in the mergers and acquisitions department at Morgan Stanley & Co. Inc.

     DOUGLAS N. WOODRUM joined the Company as Executive Vice President and Chief Financial Officer and was elected as a director in December 1997. Prior to joining the Company, Mr. Woodrum served as Executive Vice President and Chief Financial Officer of Heritage Media Corporation, a diversified media company which he helped found in 1987 and which was sold to The News Corporation for $1.4 billion in August 1997.

     GREGORY J. OSBERG joined the Company as President of Sales and Marketing in October 1997. From 1990 until joining the Company, Mr. Osberg was a senior marketing executive at Newsweek magazine, where he served most recently as Associate Publisher and Vice President of Advertising.

     ROBIN WOLANER joined the Company in October 1997 as Executive Vice President in charge of the Company's technology publishing operations. Ms. Wolaner founded Parenting Magazine in 1986 as a joint venture with Time Inc., which purchased her interest in 1990. From 1990 to 1992, she continued as President of Parenting and also served as Vice President of Development for Time Publishing Ventures. From 1992 until 1995, Ms. Wolaner served as President and Chief Executive Officer of Sunset Publishing Corporation, a subsidiary of Time Publishing Ventures. From 1996 until she joined the Company, Ms. Wolaner was an advisor to early-stage electronic publishing ventures. Ms. Wolaner is Chairman of Online Partners, an Internet affinity group marketing company, and serves as a director of Burnham Pacific Properties, a publicly-traded real estate investment trust.

     JONATHAN ROSENBERG has served as the Executive Vice President of Technology for CNET since joining the Company in February 1995. Prior to joining CNET, Mr. Rosenberg worked as project manager for Bellcore's Multimedia and Information Access division, where he was involved in a range of projects, including low-bandwidth multimedia, multimedia e-mail, electronic magazines, video dialtone and server research. Prior to joining Bellcore, Mr. Rosenberg was associate director of Carnegie Mellon University's Information Technology Center, where he led a team that designed and implemented the networking and computer infrastructure for the university, which is still in use today. Mr. Rosenberg received a Ph.D in computer science from Carnegie Mellon University in 1983, where he was a Hertz Fellow from 1981 to 1983.

     KEVIN WENDLE has served as a director of the Company since December 1993, and his service as a director will end at the Annual Meeting. An Emmy-award winning television producer, Mr. Wendle joined the Company in December 1993 as Executive Vice President and President of the Company's television division, and he became Executive Producer of the Company's Internet division in 1995. Since resigning as an employee of the Company in May 1997, Mr. Wendle has ____________________. From March 1991 to December 1993, Mr. Wendle operated his own independent production company, Kevin Wendle Productions, Inc. From November 1989 to March 1991, Mr. Wendle was the Chief Operating Officer of Quincy Jones Entertainment Company, a joint venture between Quincy Jones and Time Warner. Prior to joining Quincy Jones Entertainment Company, Mr. Wendle was one of the six founding members of the team that launched the Fox Broadcasting Company.

     JOHN C. "BUD" COLLIGAN became a director of the Company in May 1966. From December 1992 to November 1996, Mr. Colligan was Chief Executive Officer of Macromedia, Inc., a multimedia software company. Mr. Colligan is currently Chairman of the Board of Macromedia, Inc. From 1988 to 1992, Mr. Colligan was Chief Executive Officer of Authorware, Inc., which merged with Macromind.Paracamp in March 1992 to form Macromedia. From May 1983 to December 1988, Mr. Colligan was employed by Apple Computer, Inc. in a variety of positions, most recently as Director of Marketing and Sales for Higher Education. Mr. Colligan is a director of Macromedia, Inc. and S3 Corporation.

     DOUGLAS HAMILTON became a director of the Company in 1996. Since January 1994, Mr. Hamilton has served as Chief Financial Officer and Senior Vice President of Administration of USA Networks, and from April 1986 to January 1994, Mr. Hamilton served as Vice President of Finance and Administration of USA Networks. For the eighteen years prior to joining USA Networks, Mr. Hamilton was employed by W.R. Grace & Co., where he worked in a variety of positions, including, most recently, Vice President of Finance and Administration for GHL Management, Inc.

     MITCHELL E. KERTZMAN became a director of the Company in May 1996. Since July 1996, Mr. Kertzman has served as Chairman of the Board and Chief Executive Officer of Sybase, Inc., a leading provider of enterprise database software which Mr. Kertzman joined in February 1995 as Executive Vice President. Prior to joining Sybase, Inc., Mr. Kertzman served as Chief Executive Officer and a director of Powersoft Corporation, a leading provider of application development tools since its organization in 1974. Powersoft Corporation was acquired by Sybase, Inc. in February 1995.

     ERIC ROBISON became a director of the Company in December 1994. Since January 1994, Mr. Robison has served as Business Development Associate of Vulcan Ventures Inc. ("Vulcan"), a venture capital firm owned by Paul Allen, a co-founder of Microsoft Corporation. Prior to joining Vulcan, Mr. Robison was co-founder and Vice President of The Stanton Robison Group, Inc., a business development, marketing and advertising consultant firm. Mr. Robison also served in key marketing management positions with SGS, Inc., Ashton-Tate, Inc. and Denny's Inc. Mr. Robison serves on the Board of Directors of Egghead Corporation and ARI Network Services, Inc.

     WILLIAM SAVOY became a director of the Company in December 1994. Since 1990, Mr. Savoy has served as Vice President of Vulcan. Since 1990, Mr. Savoy has also served as President of Vulcan Northwest Inc., a company wholly-owned by Paul Allen, a co-founder of Microsoft Corporation. Mr. Savoy serves on the Board of Directors of Harbinger Corporation, Telescan, Inc., Ticket Master, Inc. and U.S. Satellite Broadcasting.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held seven formal meetings and acted by unanimous written consent one time during the fiscal year ended December 31, 1997. All of the directors attended at least 75% of the Board meetings, except that Mr. Hamilton was unable to attend three meetings.

     The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

     AUDIT COMMITTEE. During the fiscal year, the Audit Committee was comprised of John C. "Bud" Colligan, Douglas Hamilton and Eric Robison. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants and the accounting practices of the Company. The Audit Committee held two formal meetings during 1997.

     COMPENSATION COMMITTEE. During the fiscal year, the Compensation Committee was comprised of Mitchell Kertzman and William Savoy. The Compensation Committee advises the Board of Directors and consults with management concerning salaries, incentives and other forms of compensation for the officers and other employees of the Company and administers the Company's existing stock option plans and its employee stock purchase plan. The Compensation Committee did not hold any formal meetings during 1997 but acted by unanimous consent 12 times.

     The Board of Directors does not have a standing nominating committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 1997 (the "Named Executive Officers"). Three of the Company's executive officers -- Mr. Woodrum, Mr. Osberg and Ms. Wolaner -- joined the Company during the fourth quarter of 1997 and, therefore, did not receive $100,000 in salary and bonus during 1997.

                                                                 LONG TERM
                                                                COMPENSATION
                                       ANNUAL COMPENSATION (1)     AWARDS
                                       -----------------------  ------------
                                                                 SECURITIES
                               FISCAL                             UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       OPTIONS (#)   COMPENSATION
---------------------------    ------   --------     -----      -------------  ------------
Halsey M. Minor                 1997    $175,000       --              --           --
  Chairman of the Board,        1996     175,000       --              --           --
  President and Chief           1995     175,000       --              --           --
  Executive Officer

Shelby W. Bonnie                1997     160,000       --              --           --
  Executive Vice President,     1996     160,000       --              --           --
  Chief Operating Officer       1995     160,000       --              --           --
  and Secretary

Lon E. Otremba                  1997     183,990(2)    --              --           --
  Executive Vice President of   1996     199,000       --          10,000           --
  Network Sales (2)             1995     172,000       --              --           --

Jonathan Rosenberg              1997     165,000       --              --           --
  Executive Vice President of   1996     142,500       --          27,500           --
  Technology                    1995     111,000(3)    --          45,000           --

-----------------
(1) In each case, the aggregate value of other annual compensation, including perquisites and other personal benefits, does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.
(2) Mr. Otremba resigned as an executive officer of the Company effective __________, 1997.
(3)  Mr. Rosenberg joined the Company in February 1995.

     During 1997, options to purchase an aggregate of 1,263,073 shares of Common Stock at fair market value on the date of grant were granted under the Company's stock options plans. The following table provides information regarding stock options granted during 1997 to the Named Executive Officers.

                           OPTION GRANTS DURING 1997

                                             INDIVIDUAL GRANTS
                           ----------------------------------------------------        POTENTIAL REALIZABLE
                                           % OF TOTAL                                    VALUE AT ASSUMED
                            NUMBER OF       OPTIONS                                    ANNUAL RATES OF STOCK
                           SECURITIES      GRANTED TO                                 PRICE APPRECIATION FOR
                           UNDERLYING      EMPLOYEES    EXERCISE                          OPTION TERM (1)
                            OPTIONS          DURING       PRICE      EXPIRATION       -----------------------
NAME                       GRANTED (#)        1997      ($/SHARE)       DATE             5%            10%
----------------------     -----------     ----------   ---------    ----------       ----------   ----------
Halsey M. Minor                   --            --           --            --                --           --
Shelby W. Bonnie                  --            --           --            --                --           --
Lon E. Otremba                    --            --           --            --                --           --
Jonathan Rosenberg            27,500           2.2%       $21.63       5/5/07          $374,082     $947,998

-------------
(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive officer will be at or near the assumed 5% or 10% levels.

     The following table sets forth information regarding the exercise of stock options by the Named Executive Officers during 1997 and year-end option values:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED              IN-THE-MONEY
                          SHARES                           OPTIONS AT YEAR-END           OPTIONS AT YEAR-END
                        ACQUIRED ON      VALUE         --------------------------    --------------------------
      NAME              EXERCISE (*)   REALIZED ($)    EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
--------------------    ------------   ------------    -----------  -------------    -----------  -------------
Halsey M. Minor              --             --              --              --               --             --
Shelby W. Bonnie             --             --              --              --               --             --
Lon E. Otremba               --             --                                        $             $
                                                        ------         -------         --------      ---------
Jonathan Rosenberg           --             --                                        $             $
                                                        ------         -------         --------      ---------

DIRECTOR COMPENSATION

     The Company does not pay cash compensation to its directors, but does reimburse directors for expenses incurred in attending board and committee meetings. Under the Company's 1994 Plan, each non-employee director received an automatic grant of nonqualified stock options on June 5, 1996 to purchase 20,000 shares of Common Stock at an exercise price of $14.00 per share. Non-employee directors elected to the Board in the future will automatically receive, upon such election, nonqualified stock options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each non-employee director serving on June 30 of each year (beginning on June 30, 1997) automatically receives nonqualified stock options to purchase 5,000 shares of Common Stock. All of the options granted pursuant to these provisions are immediately exercisable on the date of grant, but the Common Stock issued upon exercise is subject to repurchase by the Company at original cost. This repurchase right lapses, and the optionee's rights with respect to each grant vest, in a series of 48 equal monthly installments following the date of grant, for so long as the optionee remains a director of the Company. In addition, vesting will automatically accelerate upon any sale of the Company through a merger, recapitalization, reorganization, asset sale, tender offer or similar event. The 1997 Plan contains identical terms and provisions with respect to automatic grants of nonqualified stock options to non-employee directors; provided that, to the extent a non-employee director receives option grants under the 1994 Plan, such director will not receive a duplicate option grant under the 1997 Plan.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Mr. Minor and Mr. Bonnie in October 1994, pursuant to which Mr. Minor agreed to serve as Chief Executive Officer of the Company and Mr. Bonnie agreed to serve as Chief Operating Officer and Chief Financial Officer. The employment agreements provided that Mr. Minor and Mr. Bonnie would receive annual base salaries of $175,000 and $160,000, respectively, as well as bonuses in the discretion of the Board of Directors. These agreements terminated on October 19, 1997.

     The Company entered into an employment agreement with Mr. Otremba in August 1994, which was amended and extended in April 1996. The agreement provided for an annual base salary of $215,000 for the year ended August 21, 1997 and terminated on such date.

     The Company entered into an employment agreement with Mr. Rosenberg in February 1995, which was amended and extended in September 1995. The term of the agreement expires on February 20, 1999 unless Mr. Rosenberg's employment is terminated earlier for cause. The agreement provides for an annual base salary of $136,500 through February 21, 1997, increasing to $143,300 for the year ended February 20, 1998 and $149,000 for the year ended February 20, 1999. As of January 6, 1997, the Company increased Mr. Rosenberg's annual base salary to $165,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Compensation decisions concerning the executive officers of the Company for 1997 were made by the Compensation Committee of the Board, subject to the terms of any pre-existing employment agreements between the Company and such executive officers. Mr. Kertzman and Mr. Savoy served as members of the Compensation Committee during 1997.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for recommending to the full Board salary amounts for the Company's executive officers and making the final determination regarding bonus arrangements for such persons. The Compensation Committee is also responsible for making the final determination regarding awards of stock options to such persons.

     Compensation to executive officers is designed to attract and retain highly capable executives, to motivate the performance of executives in support of the achievement of the Company's strategic financial and operating performance objectives and to reward performance that meets this standard. The Company is engaged in a highly competitive business and must attract and retain qualified executives in order to be successful. In 1997, executive compensation was comprised of the following elements:

          BASE SALARY. To the extent not determined pursuant to pre-existing employment agreements, the base salary for the Company's executive officers was determined after review of publicly available information concerning the base salaries of executives with similar responsibilities in companies engaged in businesses similar to the Company's, the responsibilities of each executive officer and the subjective evaluation of each officer's contribution and potential contribution to the Company. The Compensation Committee also has the authority to grant year-end cash bonuses to motivate the executive officers to achieve annual financial and other goals. No incentive bonus program or objectives were adopted for 1997, and no cash bonuses were paid with respect to performance during 1997.

          STOCK OPTION PLANS. The Company's stock option plans form the basis of its long-term incentive plan for executive officers and other key employees. The Compensation Committee believes that a significant portion of executive compensation should be dependent on value created for the stockholders. In selecting recipients for option grants and in determining the size of such grants, the Compensation Committee considers various factors such as the performance of the Company and the contributions of the individual recipient to the Company. To date, Mr. Minor and Mr. Bonnie, who have purchased substantial equity interests in the Company, have elected not to receive stock options pursuant to the Company's plans.

          BENEFITS. Executive officers also receive benefits typically offered to executives by companies engaged in businesses similar to the Company's, as well as various benefits generally available to employees of the Company (such as health insurance). The Compensation

     Committee intends to design the Company's compensation programs so that compensation paid to executive officers will qualify for deductibility under applicable provisions of the Internal Revenue Code, including
     Section 162(m). However, the Company may pay compensation which is not deductible in limited circumstances when prudent management of the Company so requires.

          1997 COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Minor's base salary for 1997 was $175,000. For most of 1997, this salary was established by Mr. Minor's employment agreement, which expired in October 1997. The Compensation Committee believes that Mr. Minor's salary is substantially below competitive salaries paid to executives with similar qualifications and responsibilities.

                                   Mitchell Kertzman
                                   William Savoy
                                   Members of the Compensation Committee

CORPORATE PERFORMANCE GRAPH

     The following graph compares the cumulative total return of the Common Stock during the period commencing July 2, 1996, the date public trading of the Common Stock began following the Company's initial public offering, to December 31, 1997, with the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group index (the "Peer Group Index") of __________________. The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The graph depicts the results of investing $100 in the Common Stock, the S&P 500 Index and the Peer Group Index at closing prices on April 17, 1996, and assumes that all dividends were reinvested.

                      APRIL 17, 1996   DECEMBER 31, 1996   DECEMBER 31, 1997
                      --------------   -----------------   -----------------
CNET, Inc.               $100.00            $181.25            $184.38
S&P 500 Index             100.00             117.48             156.82
Peer Group Index          100.00             ___.__             ___.__

     THE STOCK PRICE PERFORMANCE DEPICTED IN THE CORPORATE PERFORMANCE GRAPH IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE. THE CORPORATE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On July 21, 1997, the Company sold 201,253 shares of common stock to Intel Corporation in a private placement for an aggregate purchase price $5.3 million. This purchase, combined with 600,000 shares previously owned by Intel Corporation, increased Intel Corporation's ownership of the outstanding Common Stock to approximately 5.4%. The terms of this transaction were negotiated at arms' length between the Company and Intel Corporation.

     On December 18, 1997, the Company sold 733,000 shares of common stock at $24.75 per share in a private placement to three "accredited investors" (as defined in Rule 501 under the Securities Act of

1933). Of these shares, 700,000 were sold to an investment advisory client of Amerindo Investment Advisors, Inc. ("Amerindo"), and the terms of the transaction were negotiated at arms' length between the Company and Amerindo. Of the remaining shares, 25,000 were purchased by USA Networks. Douglas Hamilton, a director of the Company, is an officer of USA Networks. The remaining 8,000 shares were purchased by Douglas N. Woodrum, an executive officer and director of the Company.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by December 23, 1998 will be included in the Company's proxy statement and form of proxy for that meeting.

                        PERSONS MAKING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                             FINANCIAL STATEMENTS

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, CNET, INC., 150 CHESTNUT, SAN FRANCISCO, CALIFORNIA 94111; TELEPHONE NUMBER:
(415) 395-7800; FAX NUMBER:  (415) 395-9205.

                                     By Order of the Board of Directors,

                                     SHELBY W. BONNIE,
                                     EXECUTIVE VICE PRESIDENT, CHIEF OPERATING
                                     OFFICER, CHIEF FINANCIAL OFFICER, AND
April 27, 1997                       SECRETARY

                                                                      EXHIBIT A

                                  CNET, INC.
                            1997 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. This Plan shall be known as the CNET, Inc. 1997 Stock Option Plan. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of CNET, Inc. and its subsidiaries.

     Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          "BOARD" means the Board of Directors of the Corporation.

          "COMMON STOCK" means the Common Stock, $.0001 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including, but not limited to, voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITTEE" means the committee described in SECTION 18 that administers the Plan or, if no such committee has been appointed, the full Board.

          "CONSULTANT" means any consultant or advisor who renders bona fide services to the Corporation or one of its Subsidiaries, which services are not in connection with the offer or sale of securities in a capital-raising transaction.

          "CORPORATION" means CNET, Inc., a Delaware corporation.

          "DATE OF GRANT" means the date on which an Option is granted pursuant to this Plan or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective.

          "EMPLOYEE" means any officer or other employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or employee of the Corporation or one of its Subsidiaries).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXERCISE PRICE" means the option price for a share of Common Stock subject to an Option.

          "FAIR MARKET VALUE" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by the principal national exchange or trading system on which the Common Stock is then listed or traded. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Board or the Committee, in its sole discretion. In making such determination, the Board or the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

          "INSIDER" means any officer, director, or 10% stockholder of the Corporation.

          "NON-EMPLOYEE DIRECTOR" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act.

          "NONQUALIFIED OPTION" means any Option that is not a Qualified
Option.

          "OPTION" means a stock option granted pursuant to SECTION 6 of this Plan.

          "OPTIONEE" means any Employee, Consultant or director who receives an Option.

          "OUTSIDE DIRECTOR" means an individual who is an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3).

          "PLAN" means this CNET, Inc. 1997 Stock Option Plan, as amended from time to time.

          "QUALIFIED OPTION" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          "RULE 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

          "SUBSIDIARY" means any now existing or hereinafter organized or acquired company of which at least fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

     3. TERM OF PLAN. The Plan has been adopted by the Board effective as of April 16, 1997. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as "performance based" under
Section 162(m) of the Code, the Plan will be submitted for approval by the stockholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, for approval no later than the next annual meeting of stockholders. If the Plan is not so approved by the stockholders of the Corporation, then any Options previously granted under the Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options. The Plan shall continue in effect until terminated pursuant to
SECTION 18.

     4.   SHARES SUBJECT TO THE PLAN.  Except as otherwise provided in
SECTION 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options granted pursuant to this Plan shall be 2,500,000 shares. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan.
If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan has terminated, be available for the grant of additional Options under this Plan, subject to the limitations set forth above.

     5. ELIGIBILITY. Qualified Options may be granted under SECTION 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Nonqualified Options may be granted under SECTION 6 of the Plan to such Employees, Consultants and directors of the Corporation or its Subsidiaries as may be determined by the Board or the Committee. Subject to the limitations and qualifications set forth in this Plan, the Board or the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in
Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.

     6. GRANT OF OPTIONS. Except as provided in SECTION 18, the Board or the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Board or the Committee and executed on behalf of the Corporation by an appropriate officer. In no event may any Optionee be granted Options with respect to more than 2,500,000 shares of Common Stock in any calendar year. Options that lapse or are cancelled or forfeited continue to count against this limit, and a repriced Option is treated as if it had been cancelled and a new Option granted.

     7. TIME OF GRANT OF OPTIONS. The Date of Grant of an Option under the Plan shall be the date on which the Board or the Committee awards the Option or, if the Board or the Committee so determines, the date specified by the Board or the Committee as the date the award is to be effective. Notice of the grant shall be given to each Optionee promptly after the date of such grant.

     8. PRICE. The Exercise Price for each share of Common Stock subject to an Option granted pursuant to SECTION 6 of the Plan shall be determined by the Board or the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such stockholder is referred to herein as a "10-PERCENT STOCKHOLDER"), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

     9. VESTING. Subject to SECTION 11 of this Plan, each Option shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Board or the Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. An Option agreement may contain such additional provisions with respect to vesting as the Board or the Committee may specify.

     10. EXERCISE. An Optionee may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the exercise date equal to the Exercise Price.

     If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and
(c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

     11. WHEN QUALIFIED OPTIONS MAY BE EXERCISED. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; PROVIDED, HOWEVER, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any related corporation for any reason, such Optionee's vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any related corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee's death. This SECTION 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Board or the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

     12. OPTION FINANCING. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Optionee for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

     13. WITHHOLDING OF TAXES. The Board or the Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Optionee reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation's withholding obligation.

     14. CONDITIONS UPON ISSUANCE OF SHARES. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares complies with all provisions of applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded.

          As a condition to the exercise of an Option, the Corporation may require the person exercising the Option or receiving the grant to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

          The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of any national exchange or trading system on which the Common Stock is then listed or traded. In addition, the Corporation shall have no obligation to any Optionee, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

          No Optionee will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Optionee has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Qualified Option under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee. Each Nonqualified Option under this Plan shall be transferable only by will, the laws of descent and distribution, pursuant to a domestic relations order issued by a court of competent jurisdiction, or to a trust established by the Optionee for estate planning purposes.

     15. RESTRICTIONS ON SHARES. Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

     16. MODIFICATION OF OPTIONS. Except as provided in SECTION 18 of this Plan, at any time and from time to time, the Board or the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Board or the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.

     17. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then there shall be substituted for each share of Common Stock then subject to Options or available for

Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to an Optionee under the terms of the individual's Option agreement.

     18.  ADMINISTRATION.

          (a) The Plan shall be administered by the Board or by a committee of the Board comprised solely of two or more Outside Directors appointed by the Board (the "COMMITTEE"). Options may be granted under SECTION 6, only (i) by the Board as a whole, or (ii) by majority agreement of the members of the Committee; provided that, if the Committee does not consist entirely of Non-Employee Directors, then Options may be granted to Insiders under SECTION 6 only by the Board as a whole. Option agreements, in the forms as approved by the Board or the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Board or the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Board or the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board or the Committee shall be final and conclusive. No member of the Board or the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

          (b) Although the Board or the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the stockholders of the Corporation, whichever is earlier.

          (c) Each Outside Director will be eligible to receive automatic grants of Options as follows:

                     (i) Each Outside Director will automatically be granted Nonqualified Options to purchase 20,000 shares of Common Stock (the "INITIAL GRANT") on the date such Outside Director is first elected to the Board.

               (ii) On June 30 of each year, each Outside Director then serving on the Board will automatically be granted Nonqualified Options to purchase 5,000 shares of Common Stock (each, an "ANNUAL GRANT"). The number of shares subject to Initial Grants and Annual Grants will be adjusted in accordance with SECTION 17.

               (iii) The purchase price for Common Stock subject to Initial Grants and Annual Grants will be 100% of the Fair Market Value of the Common Stock on the Date of Grant.

               (iv) All Options granted under this Section 18(c) will be evidenced by Option agreements substantially in the form of EXHIBIT A hereto.

               (v) All Options granted under this Section 18(c) will be exercisable on and after the Date of Grant until the earlier of (A) ten years after the Date of Grant, or (B) 90 days after the date such Outside Director is no longer a director of the Corporation or an officer or employee of the Corporation or a Related Corporation; provided that Common Stock issuable upon exercise of such Options will be subject to a repurchase option in favor of the Corporation, as set forth in the applicable Option agreement, until such shares vest, which will occur in equal monthly installments during the 48 months following the Date of Grant.

               (vi) This Section 18(c) may not be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law, unless, at the time of amendment, such limitation on amendments is not necessary in order for the Plan to comply with the requirements of Rule 16b-3 or the Corporation is not then subject to the provisions of Section 16 of the Exchange Act.

               (vii) Notwithstanding the foregoing, to the extent an Outside Director receives an automatic grant of Nonqualified Options under SECTION 18(c) of the Corporation's 1994 Stock Option Plan, as amended, such director is not eligible to receive a duplicate grant of Nonqualified Options under this SECTION 18(c).

          (d) Subject to any applicable requirements of Rule 16b-3 or of any national exchange or trading system on which the Common Stock is then listed or traded, and subject to the requirements of Section 162(m) of the Internal Revenue Code, the Board may amend any provision of this Plan in any respect in its discretion.

     19. CONTINUED EMPLOYMENT NOT PRESUMED. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Optionee the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

     20. LIABILITY OF THE CORPORATION. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

     21. GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF DELAWARE AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     22. SEVERABILITY OF PROVISIONS. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

                                                                      EXHIBIT B

                                                          [FRONT OF PROXY CARD]

                                  CNET, INC.
      BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                      9:00 A.M., WEDNESDAY, MAY 20, 1998
       CNET, INC., 150 CHESTNUT STREET, SAN FRANCISCO, CALIFORNIA 94111

     The undersigned stockholder of CNET, Inc. (the "Company") hereby appoints Halsey M. Minor, Shelby W. Bonnie and Douglas N. Woodrum, or any of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

     (1)  ELECTION OF CLASS I DIRECTORS:

          / / FOR all nominees listed below     / / WITHHOLD AUTHORITY
              (except as provided to the            to vote for all nominees
              contrary below)                       listed below

                   John C. "Bud" Colligan and William Savoy

          (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below):

     (2) Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock:

            FOR / /                 AGAINST / /                ABSTAIN / /

      (3) Approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder:

            FOR / /                 AGAINST / /                ABSTAIN / /

      (4) Ratification of KPMG Peat Marwick LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending December 31, 1998:

            FOR / /                 AGAINST / /                ABSTAIN / /

      (4) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                       (PLEASE SIGN ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

                                                           [BACK OF PROXY CARD]

                         (CONTINUED FROM REVERSE SIDE)

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 27, 1998, is hereby acknowledged.

                                     Dated:                           , 1998.
                                            -------------------------

                                     ----------------------------------------

                                     ----------------------------------------
                                        (Signature of Stockholder(s))

                                     (Joint owners must EACH sign.  Please
                                     sign EXACTLY as your name(s) appear(s)
                                     on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

                                        PLEASE SIGN, DATE AND MAIL TODAY.